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BRIGHTPOINT CFO FRANK TERENCE SUFFERS STROKE; CAO LISA M. KELLEY TO BE ACTING
CFO

PLAINFIELD, Ind.--(BUSINESS WIRE)--March 13, 2005--Brightpoint, Inc. (NASDAQ:CELL) announced that its Executive Vice President and Chief Financial Officer, Frank Terence, experienced a stroke late last week following a medical procedure. Mr. Terence's condition is improving and he hopes to resume his responsibilities once he has recovered. The Company's Senior Vice President, Chief Accounting Officer and Controller, Lisa M. Kelley, has been appointed acting Chief Financial Officer.

Brightpoint is one of the world's largest distributors of mobile phones. Brightpoint supports the global wireless telecommunications and data industry, providing quickly deployed, flexible and cost effective solutions. Brightpoint's innovative services include distribution, channel management, fulfillment, eBusiness solutions and other outsourced services that integrate seamlessly with its customers. Additional information about Brightpoint can be found on its website at www.brightpoint.com or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).

    CONTACT: Brightpoint, Inc., Plainfield, Indiana
             John Ludwig, (317) 707-2355